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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated July 22, 1999, on the Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Apache Corporation from Shell, included in this Form 8-K/A into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-53129, 333-39973, 333-44731, 333-57785 and 333-75633), Form S-4 (No.
33-61669), and Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723,
33-63817, 333-04059, 333-25201, 333-26255, 333-32557, 333-36131 and 333-53961).





                                                       /s/ Arthur Andersen LLP

                                                       ARTHUR ANDERSEN LLP

Houston, Texas
July 28, 1999